UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 13, 2004

WILLAMETTE VALLEY VINEYARDS, INC.

 (Exact name of registrant as specified in charter)

Oregon                   0-21522             93-0981021
  (State or other juris-    (Commission           (IRS Employer
diction of incorporation)      Number)      Identification Number)


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8800 Enchanted Way, S.E.,
Turner, Oregon 97392
(503)-588-9463

 (Address, including Zip code, and telephone number, including area code, of registrant's principal executive offices)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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                  WILLAMETTE VALLEY VINEYARDS, INC.
                         INDEX TO FORM 8-K


Section 4 - Matters Related to Accountants and Financial Statements

Signatures

Exhibit 99 Press Release


Section 4 - Matters Related to Accountants and Financial Statements
Item 4.02 - Non-Reliance on Previously Issued Financial Statements or a Related

Audit Report or Interim Review

On October 7, 2004, The Audit Committee for Willamette Valley Vineyards, Inc. concluded that the Company's previous filings with the Securities and Exchange Commission ("SEC") of financial statements for the years ended December 31, 2003, 2002, and 2001 had misstated revenues and earnings.

As indicated in prior SEC filings, in February and March 2004, the Alcohol and Tobacco Tax and Trade Bureau of the US Treasury Department ("TTB") audited the Company's excise tax liability for 2003, 2002 and 2001. This audit resulted in an additional amount of excise tax owing for those periods due principally to the Company's incorrect application of the federal small winery tax credit.

The Company previously recorded an estimated liability and a related expense of $80,000 for the year ended December 31, 2003. The Company believes it is more appropriate to recognize the estimated liability in each of the respective years rather than to recognize it all in 2003. Therefore, the Company has restated its financial statements for the years ended December 31, 2003, 2002, and 2001 to reflect the correct excise tax for each of the periods and to record the estimated interest and penalties with respect to the related estimated excise tax liability.

The Company's Audit Committee discussed the matter with the Company's independent registered public accounting firm, PricewaterhouseCoopers LLP, on October 7, 2004.


(c) EXHIBITS

Exhibit 99 Press Release


SIGNATURES


Pursuant to the requirements of the Security Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                 WILLAMETTE VALLEY VINEYARDS, INC.




Date: October 13, 2004         By /s/ James W. Bernau
                                      James W. Bernau
                                      President


Date: October 13, 2004         By /s/ Sean M. Cary
                                      Sean M. Cary
                                      Controller